                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       GLOBAL POWER EQUIPMENT GROUP INC.
          ------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
          ------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
                                                      ------------------------
     (3) Filing Party:
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

[LOGO] GLOBAL
     POWER
EQUIPMENT GROUP

                                6120 South Yale
                                  Suite 1480
                             Tulsa, Oklahoma 74136

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 6, 2002

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Global Power Equipment Group Inc., a Delaware corporation (the "Company"), will be held at the DoubleTree Hotel at Warren Place, 6110 South Yale, Tulsa, Oklahoma, on Thursday, June 6, 2002, at 10:00 a.m., local time, for the following purposes:

    1. To elect three Class I members to the Board of Directors for three-year terms;

    2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company for 2002; and

    3. To transact any other business that may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on April 23, 2002, as the record date for the meeting, and only holders of the Company's Common Stock of record at such time will be entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.

                                          By Order of the Board of Directors,
                                      /s/ John M. Matheson
                                          John M. Matheson
                                          Secretary

Tulsa, Oklahoma
April 26, 2002

   YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE BY INTERNET, TELEPHONE OR MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                       GLOBAL POWER EQUIPMENT GROUP INC.
                                6120 South Yale
                                  Suite 1480
                             Tulsa, Oklahoma 74136

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 6, 2002

                    SOLICITATION AND REVOCATION OF PROXIES

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Global Power Equipment Group Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 6, 2002, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first forwarded on or about April 26, 2002, to stockholders of record on April 23, 2002.

   If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. Stockholders whose shares are registered in their own names may instruct the proxies how to vote via the Internet or by telephone in lieu of executing and returning the accompanying proxy, and the shares represented by the proxy will be voted at the Annual Meeting. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated on a proxy, such shares will be voted "FOR" (a) the election of all of the nominees for directors listed below and (b) the ratification of the appointment of the independent auditor. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, by voting again by Internet or telephone, or by attending the Annual Meeting and voting in person.

   The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                         STOCKHOLDERS ENTITLED TO VOTE

   Stockholders of record at the close of business on April 23, 2002 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 43,953,340 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the

Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have no effect on the vote. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. Under applicable Delaware law, a broker non-vote will not be considered present for the purpose of calculating the vote on any matter.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   The Board of Directors is divided into three approximately equal classes. The terms of the three classes are staggered so that only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the Class I directors, consisting of Adrian Doherty Jr., Edgar Hotard and Jerry Ryan will expire at the Annual Meeting, and the accompanying proxy solicits your vote for three Class I directors. The terms of the Class II directors and the Class lll directors will expire at the annual meeting of stockholders to be held in 2003 and 2004, respectively.

   The Board of Directors has nominated Adrian Doherty Jr., Edgar Hotard and Jerry Ryan for re-election as directors, each to hold office until the annual meeting of stockholders in 2005 and until his successor is duly elected and qualified, or until the earlier of his death, resignation or retirement. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Doherty, Hotard and Ryan. Should any of the nominees become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person as the Board of Directors may recommend. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

   The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the three nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election by the holders of Common Stock shall be duly elected directors upon completion of the vote tabulation at the Annual Meeting. The Board of Directors recommends a vote "FOR" each of the following nominees for directors.

Nominees for Directors

                                    Class I
                              (Term Expires 2005)

   Adrian Doherty Jr., age 50. Mr. Doherty became a Director of the Company in March 2002. Mr. Doherty has been in private business since May 2001. He has participated in the formation of Anzon Energy Limited, a New Zealand oil and gas exploration company, and serves as one of its directors. Prior to May 2001, Mr. Doherty was the senior equity markets professional at Salomon Smith Barney with responsibility for all energy equity offerings. From 1995 to 1999, he was a managing director and member of the management committee of the Global Natural Resources Group at J.P. Morgan & Co. Mr. Doherty earned an A.B. degree in Geology from Amherst College and an M.B.A. from the Wharton School at the University of Pennsylvania.

   Edgar Hotard, age 58. Mr. Hotard has been a Director since the Company's formation in May 2001 pursuant to the reorganization of GEEG Holdings, L.L.C. Mr. Hotard has been a private consultant since January 1999. From July 1992 to January 1999, Mr. Hotard served as president and chief operating officer of Praxair Inc., an industrial gases, electronics materials, medical services and surface technology company. From January 1996 to March 1997, he also served as chairman of Chicago Bridge & Iron, Inc., a global engineering and construction company. He has served as a director of Edgen Corp. since August 1999 and Home Care Supply, Inc. since July 2000, each of which is a private company managed by Harvest Partners, Inc. Mr. Hotard also serves as a director of Global Industries, Ltd. Mr. Hotard earned a B.S. in Mechanical Engineering from Northwestern University and is a member of the board of directors of the U.S.-China Business Council.

   Jerry Ryan, age 59. Mr. Ryan became a Director of the Company in February 2002. Since January 2000, he has served as a consultant to Fintube Technologies, Inc., a manufacturer of finned tubes used in a variety of heat recovery operations and a subsidiary of Lone Star Technologies, Inc. Mr. Ryan served as chairman of the board of the general partner of Fintube Limited Partnership from February 1999 until its sale to Lone Star Technologies, Inc. in January 2000, and for more than five years prior thereto, as chairman of the board and chief executive officer of the general partner of Fintube Limited Partnership. Mr. Ryan also serves as a director of Lone Star Technologies, Inc. and of AAON, Inc.

Directors Continuing in Office

                                   Class II
                              (Term Expires 2003)

   Ira Kleinman, age 45. Mr. Kleinman has been a Director of the Company since the completion of the reorganization transaction in May 2001. He previously served as a director of GEEG Holdings, L.L.C. from August 2000 to May 2001. Since 1992, Mr. Kleinman has served as a general partner of Harvest Partners, Inc. Prior to joining Harvest Partners, Inc., he held financial management positions at American International Group and Bank of New York. Mr. Kleinman is a Certified Public Accountant and earned his bachelors degree from the State University of New York at Binghamton and his M.B.A. from St. John's University.

   Bengt Sohlen, age 69. Mr. Sohlen has been a Director of the Company since the completion of the reorganization transaction in May 2001. From December 2000 to May 2001, he served as a director of GEEG Holdings, L.L.C. Since January 1997, Mr. Sohlen has served as a member of Harvest Partners, Inc.'s advisory board, an informal committee that advises Harvest Partners, Inc. on investment opportunities. From November 1983 until his retirement in September 1997, Mr. Sohlen served as vice president for strategy and corporate development for ABB Inc., a subsidiary of ABB Ltd., which manufactures equipment and provides services to the power transmission and distribution, automation, and oil, gas and petro-chemical industries. Mr. Sohlen served as a director of ABB Inc. between September 1976 and October 1983. Mr. Sohlen has an engineering background derived from training in his native Sweden.

                                   Class Ill
                              (Term Expires 2004)

   Larry Edwards, age 52. Mr. Edwards has been a Director and President and Chief Executive Officer of the Company since the completion of the reorganization transaction in May 2001. From June 1998 to May 2001, Mr. Edwards served as a director of and chief executive officer of GEEG Holdings, L.L.C. and as president and chief executive officer of GEEG, Inc. From February 1994 until June 1998, Mr. Edwards served as the president of Jason Incorporated's power generation division, the predecessor of GEEG Holdings, L.L.C. From 1976 until 1994, Mr. Edwards held various positions with Braden Manufacturing, including those of vice president of operations, general manager and president. Mr. Edwards earned a B.S. in Industrial Engineering and Management from Oklahoma State University and an M.B.A. with honors from Oklahoma City University.

   Stephen Eisenstein, age 40. Mr. Eisenstein has served as Chairman of the Board of the Company since the completion of the reorganization transaction in May 2001. He previously served as chairman of the board of GEEG Holdings, L.L.C. and a director of GEEG, Inc. from August 2000 to May 2001. Mr. Eisenstein has been a general partner of Harvest Partners, Inc. since September 1999. Before joining Harvest Partners, Inc., he was a founding partner at Paribas Principal Partners, which was created in 1996. From 1990 to September 1996, Mr. Eisenstein worked at Paribas in the Merchant Banking Group where he was a managing director specializing in financing and investing in leveraged buyouts. From 1988 until 1990, he worked at the Chase Manhattan Bank in the Media and Telecom Corporate Finance Group, and at Paine Webber Inc. in the Equity Research Department from 1984 to 1986. He earned a B.A. in Economics from Tufts University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Compensation of Directors

   Employee directors and directors who are affiliated with Harvest Partners, Inc., an affiliate of the Company's largest stockholder, receive no additional compensation for service on the Board of Directors or any committee thereof. Non-employee directors who are not affiliated with Harvest Partners, Inc. ("Outside Directors") receive an annual retainer of $20,000, a fee of $1,000 for each Board meeting or committee meeting attended in person ($750 per such meeting if by teleconference), and $1,500 per year for serving as chairman of any committee. Outside Directors are also eligible to receive non-qualified stock options under the stock option plans maintained by the Company. During fiscal 2001, Edgar Hotard and Bengt Sohlen were each granted an option to purchase 12,500 shares of Common Stock at an exercise price of $14.47 per share (being the fair market value of the Common Stock on the date of grant) under the Company's 2000 Stock Option Plan. All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.

Meetings and Committees of the Board of Directors

   During fiscal 2001, the Board of Directors held four meetings. All of the directors were present at each meeting. In addition, the Board of Directors took action 12 times during fiscal 2001 by unanimous written consent. The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee.

   The Executive Committee was established in December 2001 and is composed of Messrs. Edwards, Eisenstein and Kleinman. The Executive Committee is generally authorized to act for the Board of Directors, except as such authority is limited by the Board of Directors or by the laws of the State of Delaware. The Executive Committee did not meet in fiscal 2001.

   The Audit Committee was established in May 2001 and, through March 2002, was composed of Messrs. Hotard and Sohlen. In March 2002, Mr. Doherty was added as a member to the Audit Committee. Each of these individuals qualifies as an "independent" director under the current listing standards of the New York Stock Exchange. The Audit Committee has adopted a charter and it is attached to this Proxy Statement as Appendix A. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee reviews (a) the Company's financial reporting process, (b) the Company's systems of internal controls, and (c) the Company's process for monitoring compliance with its written policies and with laws and regulations. In addition, the Audit Committee annually considers the qualifications of the independent auditor of the Company and the independence of the auditor and makes recommendations to the Board of Directors on the engagement of the independent auditor. The Audit Committee also reviews (a) any transactions between the Company and its officers, directors and principal stockholders, (b) the plans for and results of audits of the

Company, and (c) the results of any internal audits, compliance with any of the Company's written policies and procedures and the adequacy of the Company's system of internal accounting controls. The Audit Committee met once during fiscal 2001. All of the members of the Audit Committee were present at such meeting.

   The Compensation Committee was established in July 2001 and, through March 2002, was composed of Messrs. Hotard and Sohlen. In March 2002, Messrs. Doherty and Ryan were appointed to serve as the members of the Compensation Committee. The Compensation Committee reviews the compensation of officers of the Company and makes recommendations to the Board of Directors regarding such compensation and reviews the Company's executive compensation policies and practices. The Compensation Committee also administers generally the Company's 2000 Stock Option Plan and 2001 Stock Option Plan. The Compensation Committee met two times during fiscal 2001. All of the members of the Compensation Committee were present at each meeting.

   The Company does not have a standing nominating committee. The Company's amended and restated By-laws provide that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures generally require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee's written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to, among other matters, the financial reporting process and systems of internal controls. The Audit Committee operates pursuant to a Charter that was adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

   In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements as of and for the fiscal year ended December 29, 2001. The Audit Committee has discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

   In addition, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, has considered the compatibility of non-audit services with the auditors' independence, and has discussed with the auditors the auditors' independence.

   Management of the Company is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing the financial statements. The Audit Committee acts only in an oversight capacity and its activities are not designed to supersede or alter those traditional responsibilities.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. The Audit Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

   Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001, for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Edgar Hotard, Chairman
                                          Adrian Doherty Jr.
                                          Bengt Sohlen

                 INDEPENDENT AUDITOR FEES FOR FISCAL YEAR 2001

   Audit Fees. The aggregate audit fees billed by Arthur Andersen LLP for the audit of the Company's annual financial statements for the fiscal year ended December 29, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $313,000.

   Financial Information Systems Design and Implementation Fees. The Company did not engage Arthur Andersen LLP for professional services relating to financial information systems design and implementation for the fiscal year ended December 29, 2001.

   All Other Fees. All other fees billed by Arthur Andersen LLP for services rendered to the Company for the fiscal year ended December 29, 2001, were $2,089,414. These fees related primarily to the provision of tax services and services in connection with the Company's initial public offering.

   The Audit Committee considered whether the provisions of the services by Arthur Andersen LLP described above under "All Other Fees" is compatible with maintaining the independence of Arthur Andersen LLP.

                                 PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

   Following a thorough evaluation, and in accordance with the recommendation of the Audit Committee, the Board of Directors determined on April 8, 2002, to engage PricewaterhouseCoopers LLP to serve as the Company's independent auditor for the fiscal year ending December 28, 2002. Prior to the selection of PricewaterhouseCoopers LLP, Arthur Andersen LLP served as the Company's independent auditor. Earlier this year, upon recommendation of the Audit Committee, the Board authorized the Company to solicit proposals from additional auditing firms in light of the highly publicized events and uncertainty involving Arthur Andersen LLP. Due to continued uncertainty surrounding Arthur Andersen LLP, it was determined that selection of PricewaterhouseCoopers LLP as the Company's new independent auditor was in the best interests of the Company.

   Arthur Andersen LLP's reports on the Company's consolidated financial statements for each of the fiscal years ended December 29, 2001 and December 30, 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 29, 2001 and December 30, 2000, and through April 8, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years.

   During the fiscal years ended December 29, 2001 and December 30, 2000, and through April 8, 2002, the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

   A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors will reconsider the appointment.

   The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote "FOR" the ratification of PricewaterhouseCoopers LLP as independent auditor for fiscal year 2002.

   The Company expects that a representative of each of PricewaterhouseCoopers LLP and Arthur Andersen LLP will be present at the Annual Meeting. Each representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                          PRINCIPAL STOCKHOLDERS AND
                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth certain information as of April 15, 2002, regarding the ownership of the Company's Common Stock by (a) all persons known by the Company to be beneficial owners of more than five percent of such stock,
(b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                                                Shares
                                                             Beneficially    Percentage
Name of Owner or Identity of Group                              Owned        of Class(1)
----------------------------------                           ------------    -----------
Harvest Associates III, L.L.C.(2)...........................  13,000,263(3)     29.6%
PPM America Inc.(4).........................................   4,744,622(5)     10.8
Larry Edwards...............................................   1,159,376(6)      2.6
Stephen Eisenstein..........................................  13,000,263(7)     29.6
Ira Kleinman................................................  13,000,263(8)     29.6
Bengt Sohlen................................................      46,384(9)        *
Edgar Hotard................................................      16,500(10)       *
Adrian Doherty Jr...........................................          --          --
Jerry Ryan..................................................          --          --
John McSweeney..............................................     647,616(11)     1.5
Gary Obermiller.............................................     892,769(12)     2.0
Gene Schockemoehl...........................................     841,344(13)     1.9
Michael Hackner.............................................     470,650(14)     1.1
All executive officers and directors as a group (13 persons)  17,495,264(15)    38.5

--------
 * Represents less than 1% of the Common Stock outstanding.
(1) Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option within sixty days of April 15, 2002, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(2) The beneficial owner's address is 280 Park Avenue, 33/rd Floor, New York, New York 10017. /
(3) Includes 11,440,232 shares of Common Stock owned by Harvest Partners III, L.P., and 1,560,031 shares of Common Stock owned by Harvest Partners III, GbR, for each of which Harvest Associates III, L.L.C. is the general partner. Harvest Associates III, L.L.C. has six members, each of whom has equal voting rights in such company and who may be deemed to share beneficial ownership of the shares of Common Stock beneficially owned by it. The six members are Stephen Eisenstein and Ira Kleinman, each of whom is a director of the Company, and Harvey Wertheim, Harvey Mallement, William Kane and Thomas Arenz. Each of Messrs. Eisenstein, Kleinman, Wertheim, Mallement, Kane and Arenz disclaims beneficial ownership of the shares of Common Stock owned by Harvest Partners III, L.P. and Harvest Partners III, GbR. Harvest Partners, Inc., which is controlled by Messrs. Wertheim and Mallement, provides management services for Harvest Associates III, L.L.C. in connection with Harvest Partners III, L.P. and Harvest Partners III, GbR and may be deemed to share beneficial ownership of the shares of Common Stock owned by Harvest Partners III, L.P. and Harvest Partners III, GbR. Each of Messrs. Wertheim and Mallement disclaim beneficial ownership of the shares of Common Stock which Harvest Partners, Inc. may be deemed to share beneficial ownership with Harvest Associates III, L.L.C.

(4) The beneficial owner's address is 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606.
(5) PPM America, Inc. ("PPM"), a registered investment advisor, reported the beneficial ownership (as of December 31, 2001) of such shares in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2002. All such shares are owned by Jackson National Life Insurance Company, PPM's investment advisory client. PPM possesses voting and dispositive powers with respect to such shares.
(6) Includes options to purchase 452,151 shares of Common Stock.
(7) Includes 11,440,232 shares of Common Stock owned by Harvest Partners III, L.P. and 1,560,031 shares of Common Stock owned by Harvest Partners III, GbR, for each of which Harvest Associates III, L.L.C. is the general partner. Mr. Eisenstein is a member of Harvest Associates III, L.L.C. and may be deemed to share beneficial ownership of the shares of Common Stock beneficially owned by it. Mr. Eisenstein disclaims beneficial ownership of such shares.
(8) Includes 11,440,232 shares of Common Stock owned by Harvest Partners III, L.P. and 1,506,031 shares of Common Stock owned by Harvest Partners III, GbR, for each of which Harvest Associates III, L.L.C. is the general partner. Mr. Kleinman is a member of Harvest Associates III, L.L.C. and may be deemed to share beneficial ownership of the shares of Common Stock beneficially owned by it. Mr. Kleinman disclaims beneficial ownership of such shares.
(9) Includes options to purchase 12,500 shares of Common Stock.
(10) Includes options to purchase 12,500 shares of Common Stock.
(11) Includes options to purchase 15,000 shares of Common Stock.
(12) Includes options to purchase 343,136 shares of Common Stock.
(13) Includes options to purchase 317,105 shares of Common Stock.
(14) Includes options to purchase 184,904 shares of Common Stock.
(15) Includes options to purchase 1,512,862 shares of Common Stock. Also includes 11,440,232 shares of Common Stock owned by Harvest Partners III, L.P. and 1,506,031 shares of Common Stock owned by Harvest Partners III, GbR, for each of which Harvest Associates III, L.L.C. is the general partner. Messrs. Eisenstein and Kleinman are members of Harvest Associates III, L.L.C. and may be deemed to share beneficial ownership of the shares of Common Stock beneficially owned by it. Messrs. Eisenstein and Kleinman disclaim beneficial ownership of such shares.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain information with respect to the compensation of the Company's Chief Executive Officer and its four other most highly compensated executive officers (the "named executive officers"), based on salary and bonus earned during fiscal 2001, for services in all capacities to the Company and its subsidiaries during each of the Company's last two fiscal years.

                                                                    Long-Term Compensation
                                                                -------------------------------
                                       Annual Compensation             Awards          Payouts
-                                  ---------------------------- --------------------- ---------
                                                                           Securities
                                                                Restricted Underlying Long-Term
                                                   Other Annual   Stock     Options/  Incentive  All Other
         Name and           Fiscal Salary  Bonus   Compensation  Award(s)     SARs     Payouts  Compensation
    Principal Position       Year   ($)    ($)(1)     ($)(2)       ($)       (#)(3)      ($)       ($)(4)
    ------------------      ------ ------- ------- ------------ ---------- ---------- --------- ------------

Larry Edwards,               2001  343,800 515,700       0           0       75,000       0        190,965
  President and Chief        2000  275,000 275,000       0           0      377,151       0      3,494,985
  Executive Officer

Gary Obermiller,             2001  235,500 259,050       0           0       50,000       0        168,682
  Senior Vice President....  2000  200,000 160,000       0           0      293,136       0      2,834,703

Gene Schockemoehl,           2001  191,200 210,320       0           0       37,500       0        140,502
  Senior Vice President....  2000  157,000 125,600       0           0      279,605       0      2,548,522

John McSweeney,              2001  329,992       0       0           0       15,000       0         31,464
  President of Consolidated  2000   48,230       0       0           0            0       0          8,128
  Fabricators, Inc.(5)

Michael Hackner, Chief       2001  154,898 129,408       0           0       32,500       0         86,618
  Financial Officer and      2000  120,778  72,467       0           0      152,404       0      1,301,636
  Vice President of Finance

--------
(1) Represents bonuses accrued under the Company's 2001 Management Incentive Compensation Plan that were paid in 2002.
(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, is the lesser of either $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.
(3) Consists solely of options to acquire shares of Common Stock granted under the Company's 2000 Stock Option Plan.
(4) Amounts for fiscal 2001 include: (a) additional cash payments in consideration for the cancellation of options in connection with the Company's recapitalization in August 2000 of $182,405, $147,454, $132,785 and $67,349 to Messrs. Edwards, Obermiller, Schockemoehl and Hackner, respectively; (b) matching contributions under the Company's 401(k) plan of $6,800, $5,100, $6,800 and $4,647 to the accounts of Messrs. Edwards, Obermiller, Schockemoehl and Hackner, respectively; (c) contributions of $15,300 to the account of Mr. Obermiller and $13,941 to the account of Mr. Hackner under the Deltak Profit Sharing Plan; and (d) the taxable portion of life insurance premiums of $1,760, $31,464, $828, $917 and $681 for Messrs. Edwards, McSweeney, Obermiller, Schockemoehl and Hackner, respectively.
(5) Mr. McSweeney did not become an employee of the Company until October 2000.

Option Grants In Last Fiscal Year

   The following table sets forth certain information with respect to options granted to the named executive officers of the Company during fiscal 2001. The Company did not grant any stock appreciation rights during fiscal 2001.

                      Individual Grants
-------------------------------------------------------------
                              % of Total                      Potential Realizable Value
                   Number of   Options                          at Assumed Annual Rates
                  Securities  Granted to                      of Stock Price Appreciation
                  Underlying  Employees  Exercise                 for Option Term(2)
                    Options   in Fiscal    Price   Expiration ---------------------------
      Name        Granted (#)    Year    ($/Sh)(1)    Date       5%($)         10%($)
      ----        ----------- ---------- --------- ----------   -------      ---------
Larry Edwards....   75,000       13.7      14.47    10/25/11  682,508      1,729,609
Gary Obermiller..   50,000        9.1      14.47    10/25/11  455,005      1,153,073
Gene Schockemoehl   37,500        6.9      14.47    10/25/11  341,254        869,805
John McSweeney...   15,000        2.7      14.47    10/25/11  136,502        395,922
Michael Hackner..   32,500        5.9      14.47    10/25/11  295,753        749,497

--------
(1) The exercise price of the option equals the fair market value of the Common Stock on the date of grant.

(2) Potential realizable value illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term (10 years from the date of grant), assuming that the Common Stock appreciates in value from the date of grant to the end of the option term at rates of 5% and 10%, respectively, compounded annually. These assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and are not intended to represent estimated or expected appreciation of the Company's Common Stock.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 2001, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.

                                                                      Value of Unexercised
                   Shares                Number of Securities             In-the-Money
                  Acquired              Underlying Unexercised     Options at Fiscal Year-End
                     on     Value   Options at Fiscal Year-End (#)         ($)(1)(2)
                  Exercise Realized ------------------------------ --------------------------
      Name          (#)     ($)(1)  Exercisable      Unexercisable Exercisable  Unexercisable
      ----        -------- -------- -----------      ------------- -----------  -------------
Larry Edwards....   -0-      -0-      452,151             -0-       5,719,493        -0-
Gary Obermiller..   -0-      -0-      343,136             -0-       4,439,008        -0-
Gene Schockemoehl   -0-      -0-      317,105             -0-       4,224,279        -0-
John McSweeney...   -0-      -0-       15,000             -0-          13,200        -0-
Michael Hackner..   -0-      -0-      184,904             -0-       2,313,136        -0-

--------
(1) Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.
(2) The closing price for the Common Stock on the New York Stock Exchange on December 28, 2001, the last trading day of the Company's fiscal year, was $15.35.

Employment Agreements and Change in Control Arrangements

   The Company has entered into employment agreements with each of its named executive officers. The employment agreements provide for annual base salaries of not less than $275,000 for Mr. Edwards, $200,000 for Mr. Obermiller, $157,000 for Mr. Schockemoehl, $120,788 for Mr. Hackner and $330,000 for
Mr. McSweeney. The two-year term of each of the employment agreements with Messrs. Edwards, Obermiller, Schockemoehl and Hackner expires August 1, 2002, subject to automatic renewal for additional one year periods annually thereafter unless the Company provides sixty days prior written notice otherwise. Pursuant to their respective employment agreements, each of Messrs. Edwards, Obermiller, Schockemoehl and Hackner:

  .   is entitled to participate in the Company's employee benefit programs;

  . is entitled to participate in the Company's Management Incentive Compensation Plans or, in the event a Management Incentive Compensation Plan is not in effect for any bonus year, to receive substantially the same bonus opportunities as were in place for fiscal 2000;

  . in the event employment is terminated by the Company without Cause (as defined in the respective employment agreement) or by the executive officer for Good Reason (as defined in the respective employment agreement to include, among other things, removal from such executive's specified position as an officer of the Company or a reduction in such executive's annual base salary without, in each case, such executive's consent), is entitled to receive his base salary for a twelve-month period and, if termination is three months after commencement of a new bonus year, a portion of any bonus earned for the year in which termination occurred determined on a pro rata basis based on the number of days of such year employed; and

  . has agreed not to compete with the businesses of the Company for a twelve-month period following termination.

   Mr. McSweeney's employment agreement is for a three-year period expiring on October 31, 2003. In the event Mr. McSweeney's employment is terminated by the Company without Cause (as defined in the employment agreement) or by him for Good Reason (as defined in the employment agreement to include, among other things, his removal as President of Consolidated Fabricators, Inc. or a reduction in his annual base salary without, in each case, his consent), he is entitled to receive a lump sum payment equal to the amount of base salary payable through the expiration date of the employment agreement and to certain benefits through the term of the employment agreement. Pursuant to the employment agreement, Mr. McSweeney has agreed not to compete with the businesses of the Company for a twelve-month period following termination.

   The Company's 2001 Stock Option Plan provides that all outstanding options awarded under such plan, regardless of any vesting requirements or restrictions, become fully exercisable and free of all restrictions in the event of a "change in control" of the Company, as defined in such plan. In such event participants may be entitled to receive, at the discretion of the Compensation Committee, either (i) the consideration received by the holders of the Company's Common Stock in such transaction, upon exercise of an option, or
(ii) cash payments equal to the value of the per share consideration to be received in such transaction or the fair market value per share of the Company's Common Stock, less the exercise price of an option, multiplied by the number of shares of Common Stock subject to such option.

Report on Executive Compensation

   In July 2001, the Board of Directors established the Compensation Committee, which is comprised of two outside, non-employee directors. Prior to that time, the Board of Directors had the responsibility for decisions relating to compensation of the Company's executive officers. The Compensation Committee administers the

Company's executive compensation program. The role of the Compensation Committee is to review and make recommendations to the Board of Directors regarding all forms of compensation provided to the Company's executive officers. In addition, the Compensation Committee administers the Company's 2000 and 2001 Stock Option Plans. All decisions of the Committee relating to the compensation of the executive officers of the Company are reviewed by the full Board of Directors.

   Overall Executive Compensation Program. The goals of the Company's executive compensation program are to align compensation with the Company's business objectives and performance and enable the Company to attract, retain and motivate qualified executive officers that contribute to the long-term success of the Company. The key components of the Company's executive compensation program are:

  .   base salary;

  .   annual incentive bonus awards; and

  .   equity participation in the form of stock options.

   Executive officers are also entitled to customary benefits generally available to all of the Company's employees, including group medical, dental and life insurance and participation in the Company's 401(k) plan.

   Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that no publicly-held company shall be permitted to deduct from its income taxes compensation exceeding $1 million paid to its chief executive officer or any of its four other highest paid executive officers unless (a) the compensation is payable solely on account of the attainment of performance goals, (b) the performance goals are determined by a compensation committee of two or more outside directors, (c) the material terms under which the compensation is paid are disclosed to and approved by the stockholders, and (d) the compensation committee certifies that the performance goals were met. Neither the Committee nor the Company expects this Section to have an impact, or result in the loss of a material deduction, with respect to compensation paid to such executive officers, including stock options granted to such executive officers.

   Base Salary. The Company has entered into employment agreements with each of the Company's named executive officers, which agreements provide for an annual base salary that may be increased at the discretion of the Board of Directors. The Compensation Committee is responsible for reviewing the salary and other terms of new employment agreements entered into with the Company's executive officers, as well as reviewing existing employment agreements for recommendations of any adjustments to the base salaries under the terms of such agreements. The Committee further reviews and recommends the base salaries for the Company's other officers and key employees. When reviewing base salaries, including adjustments to base salaries under existing employment agreements, the Compensation Committee considers the individual's performance, the past performance of the Company and the individual's contribution to that performance, the individual's level of responsibility and competitive pay practices. The Committee believes that there is necessarily some subjectivity in recommending base salaries for the Company's executive officers and it does not utilize any specific objective performance criteria in connection therewith.

   Management Incentive Compensation Plan. To provide annual incentive bonus awards, the Company maintains a Management Incentive Compensation Plan. The Board of Directors currently adopts a new Management Incentive Compensation Plan prior to the beginning of each new fiscal year. The purpose of the Management Incentive Compensation Plan is to enhance stockholder value by providing eligible employees of the Company, including executive officers, with an added incentive to achieve specific annual Company targets. The Management Incentive Compensation Plan also assists the Company in attracting, retaining and motivating qualified personnel to allow the Company to remain competitive with its industry peers. The targets are intended to be aligned with the

Company's mission so that bonus payments are made only if stockholder interests are advanced. These targets are established prior to the beginning of each fiscal year. For fiscal year 2001, the Company had in place the 2001 Management Incentive Compensation Plan (the "2001 Incentive Plan"). Under the 2001 Incentive Plan, the Company's executive officers, other than John McSweeney, and other employees selected by the Board of Directors were eligible for cash bonuses under the 2001 Incentive Plan. Each executive officer of the Company participating in the 2001 Incentive Pan was eligible to earn a cash bonus expressed as a percentage of such officer's base salary. Executive officer incentive bonus opportunities varied by level of responsibility. There was no minimum incentive award. The maximum percentage of base salary payable as an incentive bonus was (i) up to 150% for the Company's President and Chief Executive Officer, (ii) up to 110% for the Company's senior vice presidents,
(iii) up to 90% for the Company's vice presidents and (iv) up to 60% for other executive participants. For fiscal year 2001, the Company surpassed the target established under the 2001 Incentive Plan so that the executive officers of the Company (and other eligible employees) received bonus awards under the 2001 Incentive Plan based on the maximum percentage levels. Bonuses are payable in the first quarter of the following calendar year.

   Stock Options. Equity compensation in the form of stock options is a key component of the Company's executive compensation program. Stock options are granted to executive officers primarily based on a subjective evaluation of the officer's actual or expected contribution to the Company's long-term performance and the consideration of other factors, such as the size of prior grants and relative job scope, as well as a review of publicly available data on senior management compensation at other companies. Stock options are granted by the Company to aid in the retention of executive officers and to align their interests with those of the Company's stockholders. Stock options have value for an executive only if the price of the Company's stock increases above the fair market value on the date of grant and the executive remains in the Company's employ throughout the vesting period required for the stock option to be exercisable. In addition, stock options directly link a portion of the executive's compensation to the interests of the Company's stockholders by providing an incentive to maximize stockholder value.

   CEO Compensation. During fiscal year 2001, Mr. Edwards served as President and Chief Executive Officer of the Company. Under the terms of his employment agreement entered into in August 2000, Mr. Edwards' annual base salary was established at $275,000 but is subject to increase at the discretion of the Board of Directors. For fiscal year 2001, Mr. Edwards' base salary was increased by the Board of Directors to $343,800, determined in the manner described above. Under the terms of the 2001 Incentive Plan, Mr. Edwards' maximum target bonus was set at 150% of his base salary. Based on the Company's performance for fiscal year 2001, Mr. Edwards received a cash bonus (paid in fiscal year 2002) equal to 150% of his base salary. Mr. Edwards was awarded stock option grants for a total of 75,000 shares of the Company's common stock in fiscal year 2001. The number of stock options granted to Mr. Edwards was determined in the same manner as option grants for the Company's other executive officers as described above.

                   Board of Directors Compensation Committee
                   ------------------ ----------------------
                   Adrian Doherty Jr.   Adrian Doherty Jr.
                   Larry Edwards        Jerry Ryan
                   Stephen Eisenstein
                   Edgar Hotard
                   Ira Kleinman
                   Bengt Sohlen
                   Jerry Ryan

Compensation Committee Interlocks and Insider Participation

   Prior to July 2001, the Company's Board of Directors was responsible for all decisions relating to compensation of the Company's executive officers. Larry Edwards, an executive officer of the Company, participated in Board deliberations concerning executive officer compensation.

   In July 2001, the Board of Directors established the Compensation Committee, which, during fiscal 2001, consisted of Edgar Hotard and Bengt Sohlen, each of whom is a non-employee director. During fiscal 2001, there was no interlocking relationship between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

   See "Certain Transactions" for information regarding certain transactions between the Company and Harvest Partners, Inc. Stephen Eisenstein and Ira Kleinman are each a general partner of Harvest Partners, Inc.

Performance Graph

   The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's SmallCap 600 Index and the Russell 2000 Index from the date of the Company's initial public offering, May 17, 2001, through December 29, 2001. Because the Company is the only publicly-traded firm engaged principally in the design, engineering and fabrication of equipment for gas turbine power plants, there is no similar industry peer group with which to compare the Company. The Company has selected for comparison purposes the Standard & Poor's SmallCap 600 Index and the Russell 2000 Index, which are separate indices of companies with comparable market capitalizations. The comparison assumes $100 was invested at the beginning of the period in the Company's Common Stock (at its initial public offering price) and in each of the foregoing indices and assumes reinvestment of dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
Among Global Power Equipment Group Inc., the S&P SmallCap 600 Index and Russell
                                  2000 Index

                                     [CHART]

                                            Amount Invested
                                                5/17/01       12/29/01
----------------------------------------------------------------------
Global Power Equipment Group Inc. .........     $100.00          76.75

S&P SmallCap 600 Index ....................      100.00         101.83

Russell 2000 Index ........................      100.00          97.79

                             CERTAIN TRANSACTIONS

   The Company entered into a management agreement with Harvest Partners, Inc. in August 2000 in connection with the Company's recapitalization. Under the management agreement, Harvest Partners, Inc. received a one-time fee of $5.0 million for structuring and implementing the recapitalization and its equity investment and was entitled to receive certain fees for financial advisory and strategic planning services provided to the Company. In connection with the Company's initial public offering in 2001, the management agreement was amended whereby Harvest Partners, Inc. is entitled to receive an annual management fee of $1.2 million, payable semi-annually in advance commencing August 1, 2001, for financial advisory and strategic planning services to be provided to the Company. In fiscal 2001, the Company paid Harvest Partners, Inc. aggregate fees and reimbursed expenses of $1,102,000 for financial advisory and strategic planning services to the Company and its affiliates. In addition, the Company paid Harvest Partners, Inc. a fee of $500,000 in connection with the refinancing of the Company's senior credit facility. Stephen Eisenstein and Ira Kleinman, each a director of the Company, are each a general partner of Harvest Partners, Inc. and a member of Harvest Associates III, L.L.C., the beneficial owner of approximately 29.6% of the Company's outstanding shares of Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 2001.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 2001, its officers, directors and more than 10 percent stockholders complied with all applicable
Section 16(a) filing requirements.

                             STOCKHOLDER PROPOSALS

   Any stockholder proposal intended to be considered by the Company for inclusion in the proxy materials for the Company for the Company's 2003 Annual Meeting of Stockholders must be submitted in accordance with the applicable regulations of the SEC and received by the Company at its principal executive offices no later than December 27, 2002.

   In accordance with the Company's amended and restated By-laws, any stockholder who intends to present a proposal at the Company's 2003 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company's proxy materials must provide written notice of such proposal to the Secretary of the Company not less than 90 nor more than 120 days prior to the first anniversary date of this year's Annual Meeting of Stockholders.

                                 OTHER MATTERS

   The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If, however, any other matter requiring a vote of stockholders arises, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the meeting.

                                          By Order of the Board of Directors,

                                      /s/ John M. Matheson
                                          John M. Matheson
                                          Secretary

April 26, 2002
Tulsa, Oklahoma

                                                                     APPENDIX A

                       GLOBAL POWER EQUIPMENT GROUP INC.
                            AUDIT COMMITTEE CHARTER

Mission Statement

   The audit committee of the board of directors of Global Power Equipment Group Inc. shall assist the board in fulfilling its oversight responsibilities. The audit committee shall review the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations and the company's code of conduct. In performing these duties, the audit committee shall work with the board of directors, management, and the external auditors. Each audit committee member shall acquire an understanding of the detailed responsibilities of committee membership as well as the company's business, operations, and risks.

Organization

..   Only current directors of the company are eligible to serve on the audit committee.

..   The audit committee shall be composed of at least three directors, each of whom shall be an independent director, free from any relationship that in the board's opinion would interfere with the exercise of the member's judgment independent of the company's management.

..   Each audit committee member shall have a working familiarity with basic finance and accounting practices, and at least one member shall have expertise related to accounting or financial management.

..   No person may serve as a member of the audit committee if the person or anyone in the person's immediate family has been an officer or employee of the company (or any of its affiliates) in the last three years.

..   No person may serve as a member of the audit committee if he or she is an executive officer of an organization on whose audit committee any executive officer of the company serves as a member.

..   No person may serve as a member of the audit committee if that person (or any organization in which that person is a partner, controlling shareholder, or executive officer) has had a business relationship with the company in the last three years (including a commercial, industrial, banking, consulting, legal, accounting or other relationship), unless the board of directors has specifically determined that, in the board's best judgment, the relationship does not interfere with the person's exercise of independent judgment. In making this determination, the board shall consider, among other things, the materiality of the relationship to the company and to the person and, if applicable, to the organization with which the person is affiliated.

Roles and Responsibilities

   In carrying out the duties described above and listed below, the audit committee shall have the power and authority to take any actions consistent with this charter, the company's by-laws and governing law that the committee or the board deem necessary or appropriate. As the external auditors are accountable ultimately to the board of directors and the audit committee, the board of directors and audit committee shall have the authority and responsibility to select, evaluate and, where appropriate, replace the external auditors. The committee shall also have the power to institute special investigations and, if appropriate, to hire independent counsel and accountants or other experts to assist in investigations.

Audit Committee Charter

   The audit committee will review this charter and its adequacy annually, and update it upon receiving approval of changes from the board of directors.

Compliance with Laws and Regulations

The audit committee will:

  . Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any fraudulent acts or accounting irregularities.

  . Periodically obtain updates from management, the general counsel, and the tax director or equivalent regarding compliance.

  . Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

  . Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

Compliance with Code of Conduct

The audit committee will:

  . Ensure that there is a written code of conduct and that all employees are aware of it.

  . Evaluate whether management is communicating the importance of the code of conduct and the guidelines for acceptable business practices.

  .   Review the program for monitoring compliance with the code of conduct.

  . Periodically obtain updates from management and general counsel regarding compliance.

Internal Control

The audit committee will:

  . Evaluate whether management is communicating the importance of internal control and ensuring that all persons understand their roles and responsibilities relating thereto.

  . Examine the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.

  . Ascertain whether internal control recommendations made by internal and external auditors have been implemented by management.

  . Ensure that the external auditors inform the audit committee of any fraud, illegal acts, deficiencies in internal control, and similar matters.

Internal Audit

The audit committee will:

  . Meet with the internal auditor annually to review the scope, approach and plan for internal audits.

  .   Review with the internal auditor all internal audits.

  . Review the activities and organizational structure of the internal audit function.

  . Review the qualifications required for the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit.

  .   Review the effectiveness of the internal audit function.

External Audit

   The audit committee will:

  . Meet with the independent accountants at least twice during each year at the call of the chairman of the audit committee and at such other times as the chairman may deem necessary or appropriate for any reason, including a request of the independent accountants.

  .   Review the external auditors' proposed audit scope and approach.

  . Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors.

  . Review and confirm the independence of the external auditors by (1) ensuring that the external auditors submit to the audit committee on a periodic basis a formal written statement delineating all relationships between the auditor and the company and (2) reviewing the relationships disclosed, any nonaudit services provided, and the auditors' assertion of their independence, in accordance with professional standards.

Financial Reporting

  General

   The audit committee will:

  . Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

  . Question management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

  Annual Financial Statements

   The audit committee will:

  . Review annual financial statements and determine whether they are complete and consistent with the information known to audit committee members, and assess whether the financial statements reflect appropriate accounting principles.

  . Closely examine complex or unusual transactions such as restructuring charges and derivative disclosures.

  . Focus on judgmental areas such as the valuation of assets and liabilities and the accounting and disclosure of environmental liabilities, litigation reserves, and other commitments and contingencies.

  . Meet with management and the external auditors to review the financial statements and the results of the audit.

  . Review management's handling of proposed audit adjustments identified by the external auditors.

  . Review management's discussion and analysis and other sections of the annual report before it is released and consider whether the information provided is adequate and consistent with the members' knowledge of the company and its operations.

  . Ensure that the external auditors communicate required matters to the audit committee.


  . Recommend to the board of directors the amendment or approval for issuance of the annual financial statements.

  Interim Financial Statements

   The audit committee will:

  . Arrange a briefing on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis.

  . Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review.

  . Ensure that the external auditors communicate required matters to the committee.

  . To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the internal and external auditors on whether:

  . actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

  . changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company's operations and financing practices;

  .   generally accepted accounting principles have been consistently applied;

  . there are any actual or proposed changes in accounting or financial reporting practices;

  .   there are any significant or unusual events or transactions;

  . the company's financial and operating controls are functioning effectively;

  . the company has complied with the terms of loan agreements or security indentures; and

  . the interim financial statements contain adequate and appropriate disclosures.

Other Responsibilities

   The audit committee will:

  . Meet with the external auditors, director of internal audit, and management in separate executive sessions to discuss any matters that the audit committee or these groups believe should be discussed privately.

  . Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis.

  . Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements.

  . Review the policies and procedures in effect for considering officers' expenses and perquisites.

  . Perform other oversight functions as requested by the full board of directors.

Reporting Responsibilities

   The audit committee will:


  . Regularly update the board of directors about audit committee activities and make appropriate recommendations.

  . Keep minutes of each meeting of the audit committee which shall be filed with the minutes of the meetings of the board of directors.

  . Establish a meeting schedule which shall be provided to the board of directors in advance.

                                   DETACH HERE

                                      PROXY

                        GLOBAL POWER EQUIPMENT GROUP INC.

           This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held June 6, 2002

     The undersigned hereby appoints Larry Edwards and John Matheson, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Global Power Equipment Group Inc. to be held on the 6th day of June, 2002, at 10:00 a.m., local time, at the DoubleTree Hotel at Warren Place, 6110 South Yale, Tulsa, Oklahoma, and at any and all adjournments thereof, on all matters coming before said meeting.


             PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE
         AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


----------------                                                ----------------
SEE REVERSE SIDE            (continued on other side)           SEE REVERSE SIDE
----------------                                                ----------------

GLOBAL POWER EQUIPMENT
GROUP INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

-----------------                         ----------------
Vote by Telephone                         Vote by Internet
-----------------                         ----------------

It's fast, convenient, and immediate!     It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone      is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).
-------------------------------------     --------------------------------------

Follows these four easy steps:            Follow these four easy steps:

1. Read the accompanying Proxy            1. Read the accompanying Proxy
   Statement and Proxy Card.                 Statement and Proxy Card.

2. Call the toll-free number              2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).          http://www.eproxyvote.com/geg

3. Enter your Voter Control Number        3. Enter your Voter Control Number
   located  on your Proxy Card               located on your Proxy Card
   above your name.                          above your name.

4. Follow the recorded instructions.      4. Follow the instructions provided.

-------------------------------------     --------------------------------------
Your vote is important!                   Your vote is important!
Call 1-877-PRX-VOTE anytime!              Go to http://www.eproxyvote.com/geg
                                          anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet


                                  DETACH HERE                             ZGPE11

     Please mark
[X]  votes as in
     this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.   Election of Directors
     Nominees: (01) Adrian Doherty Jr., (02) Edgar Hotard and
               (03) Jerry Ryan as Class I Directors.

               FOR                      WITHHELD
               ALL        [ ]    [ ]    FROM ALL
               NOMINEES                 NOMINEES

          [ ] ___________________________________________________________
          INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

2.   Ratification of PricewaterhouseCoopers LLP        FOR    AGAINST    ABSTAIN
     as independent auditor of the Company for         [ ]      [ ]        [ ]
     fiscal 2002.

3.   In their discretion, the proxies are
     authorized to vote upon such other
     business as may properly come before
     the meeting or any adjournments thereof.

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                         [ ]

     MARK HERE IF YOU PLAN TO ATTEND THE MEETING                           [ ]

Please sign exactly as name appears herein, date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.


Signature:________________ Date:_______ Signature:________________ Date:________